Exhibit 99.1

WEB MERCHANTS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Web Merchants, Inc.,

We have audited the accompanying consolidated balance sheets of Web Merchants, Inc. (the “Company”) as of December 31, 2009 and December 31, 2008, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009 and December 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Web Merchants, Inc.  as of December 31, 2009 and December 31, 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and  December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

Gruber & Company, LLC
/s/ Gruber & Company, LLC

Lake Saint Louis, Missouri
September 20, 2010

WEB MERCHANTS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
Assets:
Current assets:
Cash and cash equivalents	$128,663	$66,531
Inventories	650,838	605,528
Total current assets	779,501	672,059

Property and equipment, net of accumulated depreciation of $156,175 in 2009 and $123,693 in 2008	65,465	80,480
Other assets, net of accumulated amortization of $70,346 in 2009 and $70,058 in 2008	2,184	2,472
Total assets	$847,150	$755,011
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$323,949	$261,906
Credit cards payable	110,356	92,508
Revolving line of credit	38,433	67,071
Income taxes payable	–	23,770
Current portion of note payable - vehicle	1,335	5,212
Total current liabilities	474,073	450,467

Long-term liabilities:
Long-term portion of note payable – vehicle	–	1,335
Notes payable – related party	362,017	351,152
Total long-term liabilities	362,017	352,487
Total Liabilities	836,090	802,955

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, no par value, 1,000 shares authorized, 616 shares issued and outstanding in 2009 and 2008	200	200
Retained deficit	10,860	(48,144)
Total stockholders’ equity (deficit)	11,060	(47,944)
Total liabilities and stockholders’ equity	$847,150	$755,011

The accompanying notes are an integral part of these statements.

WEB MERCHANTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2009 and 2008

	2009	2008

Net Sales	$7,595,202	$7,283,539
Cost of goods sold	4,639,709	4,499,661

Gross profit	2,955,493	2,783,878

Operating expenses:
Advertising and Promotion	1,013,058	1,274,397
Other Selling and Marketing	829,182	485,132
General and Administrative	991,737	800,676
Depreciation and amortization	32,769	43,177
Total operating expenses	2,866,746	2,603,382

Income from operations	88,747	180,496
Other Income (Expense):
Interest income	–	–
Interest (expense)	(822)	(6,057)

Total Other Income (Expense)	(822)	(6,057)
Net Income Before Income taxes	87,925	174,439

Provision for Income Taxes	28,921	31,442
Net Income	$59,004	$142,997

Income per share
Basic	$95.79	$232.14
Diluted	$95.79	$232.14

Weighted-average number of common shares outstanding
Basic	616	616
Diluted	616	616

The accompanying notes are an integral part of these consolidated statements.

WEB MERCHANTS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

				Total
			Accumulated	Stockholders’
	Common Stock		Equity	Equity
	Shares	Amount	(Deficit)	(Deficit)

Balance, January 1, 2008	616	$200	$(191,141)	$(190,941)
Net income for the year ended December 31, 2008			142,997	142,997
Balance, December 31, 2008	616	200	(48,144)	(47,944)

Net income for the year ended December 31, 2009			59,004	59,004
Balance December 31, 2009	616	$200	$10,860	$11,060

The accompanying notes are an integral part of these consolidated statements.

WEB MERCHANTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008

	2009	2008
Operations
Net income	$59,004	$142,997
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,769	43,177
Net (increase) decrease in assets:
Inventory	(45,310)	(168,528)
Net increase (decrease) in liabilities:
Accounts payable	79,891	153
Taxes payable	(23,770)	23,770
Accrued compensation	–	(41,347)

Net cash provided by operating activities	102,584	222
Investing
Investments in equipment	(17,466)	(12,044)

Net cash used in investing	(17,466)	(12,044)
Financing
Repayment of line of credit	(28,639)	(12,494)
Loans from related party	10,865	74,066
Principle payments on equipment note payable	(5,212)	(6,248)

Net cash provided by (used in) financing	(22,986)	55,324

Net change in cash and cash equivalents	62,132	43,502
Cash and cash equivalents, beginning of period	66,531	23,029
Cash and cash equivalents, end of period	$128,663	$66,531

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for:
Interest	$822	$6,057
Income Taxes	$52,691	$11,435

The accompanying notes are an integral part of these statements.

WEB MERCHANTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—NATURE OF BUSINESS

Web Merchants Inc. (“WMI” or the “Company”) was incorporated in Delaware on July 12, 2002.  The Company is an online retailer offering a full range of products for the sexual wellness market.  The Company sells it products through an internet website located at www.EdenFantasys.com (the “Website”).  Sales are generated through the internet and print ads that drive traffic to the internet and the Website.  We have a diversified customer base with no one customer accounting for 10% or more of consolidated net sales and no particular concentration of credit risk in one economic sector.  Foreign operations and foreign net sales are not material.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements include the accounts and operations of Web Merchants Inc.  Certain prior period amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Significant estimates in these consolidated financial statements include estimates of: income taxes; tax valuation reserves; loss contingencies; and useful lives for depreciation and amortization.  Actual results could differ materially from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” (“SAB No. 104”).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) title has transferred; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.  The Company uses contracts and customer purchase orders to determine the existence of an arrangement. The Company uses shipping documents and third-party proof of delivery to verify that title has transferred. The Company assesses whether the fee is fixed or determinable based upon the terms of the agreement associated with the transaction. To determine whether collection is probable, the Company assesses a number of factors, including past transaction history with the customer and the creditworthiness of the customer. If the Company determines that collection is not reasonably assured, then the recognition of revenue is deferred until collection becomes reasonably assured, which is generally upon receipt of payment.
The Company records product sales net of estimated product returns and discounts from the list prices for its products. The amounts of product returns and the discount amounts have not been material to date. The Company includes shipping and handling costs in cost of product sales.

Income Taxes

Income taxes are accounted for under the asset and liability method. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted income tax rates applicable to the period that includes the enactment date.

As a result of the implementation of accounting for uncertain tax positions effective July 1, 2008, the Company did not recognize a liability for unrecognized tax benefits and, accordingly, was not required to record any cumulative effect adjustment to beginning of year retained earnings. As of both the date of adoption and December 31, 2008 and 2009, there was no significant liability for income tax associated with unrecognized tax benefits.

In evaluating a tax position for recognition, management evaluates whether it is more-likely-than-not that a position will be sustained upon examination, including resolution of related appeals or litigation processes, based on technical merits of the position. If the tax position meets the more-likely-than-not recognition threshold, the tax position is measured and recognized in the Company's financial statements as the largest amount of tax benefit that, in management's judgment, is greater than 50% likely of being realized upon settlement.

The Company recognizes accrued interest related to unrecognized tax benefits as well as any related penalties in interest expense in its consolidated statements of operations. As of the date of adoption and during the twelve months ended December 31, 2009 and 2008, there was no accrual for the payment of interest and penalties related to uncertain tax positions.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories

The Company writes down its inventory for estimated obsolescence and to lower of cost or market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. Once established, the original cost of the inventory less the related inventory allowance represents the new cost basis of such products. Reversal of the allowances is recognized only when the related inventory has been sold or scrapped.

Concentration of Credit Risk

Financial instruments that potentially subject us to significant concentration of credit risk consist primarily of cash and cash equivalents.  As of December 31, 2009, substantially all of our cash and cash equivalents were managed by a number of financial institutions.  As of December 31, 2009 our cash and cash equivalents and restricted cash does not exceed FDIC insured limits.

Fair Value of Financial Instruments

At December 31, 2009, our financial instruments included cash and cash equivalents, accounts payable, and other long-term debt.

The fair values of these financial instruments approximated their carrying values based on either their short maturity or current terms for similar instruments.

Advertising Costs

 The Company expenses the costs of producing advertisements when the advertising order is placed.  Internet advertising expenses are recognized as incurred based on the terms of the individual agreements, which are generally: 1) a commission for traffic driven to the Website that generates a sale or 2) a referral fee based on the number of clicks on keywords or links to the Company’s Website generated during a given period.  The Company incurred advertising expenses of $1,013,058 and $1,274,397 for the years ending December 31, 2009 and 2008 respectively.

Shipping and Handling

Net sales for the years ended December 31, 2009 and 2008 includes amounts charged to customers of $678,403 and $660,050, respectively, for shipping and handling charges.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated service lives for financial reporting purposes.

Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any gain or loss is recognized currently.

Operating Leases

The Company leases its facility under a five year operating lease which was signed in July 1, 2007 and expires March 31, 2011.  The Rent expense under this lease for the years ended December 31, 2009 and 2008 was $129,659 and $129,420, respectively.

Segment Information

During fiscal 2009 and 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Recent Accounting Pronouncements

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its consolidated results of operations or financial position.

In January 2010, FASB issued ASU 2010-6 Improving Disclosures about Fair Measurements ("ASU 2010-6"). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to have a material impact on its consolidated results of operations or financial position.

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification ("ASU 2010-2"). ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. ASU 2010-2 is effective for the Company starting July 1, 2010. The Company does not expect the adoption of ASU 2010-2 to have a material impact on the Company's consolidated results of operations or financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities ("ASU 2009-17"). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise's involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASU 2009-17 to have a material impact on its consolidated results of operations or financial position.

In December 2009, FASB issued ASU 2009-16 Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets ("ASU 2009-16"). ASU 2009-16 amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140. The amendments in ASU 2009-16 improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009.  The Company does not expect the adoption of ASU 2009-16 to have a material impact on its consolidated results of operations or financial position.

In August 2009, FASB issued ASU 2009-5 Fair Value Measurements and Disclosures (Topic 820) Measuring Liabilities at Fair Value ("ASU 2009-5"). ASU 2009-5 provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of liabilities. ASU 2009-5 clarifies that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value. ASU 2009-5 will be effective for the Company for interim and annual periods ending after September 30, 2009. The Company does not expect the adoption of ASU 2009-5 to have a material impact on the Company's consolidated results of operations or financial position.

            In August 2009, FASB issued ASU 2009-4 Accounting for Redeemable Equity Instruments—an Amendment to Section 480-10-S99 ("ASU 2009-4"). ASU 2009-4 represents a Securities and Exchange Commission ("SEC") update to Section 480-10-S99, Distinguishing Liabilities from Equity. The Company does not expect the adoption of guidance within ASU 2009-4 to have an impact on the Company's consolidated results of operations or financial position.

In June 2009, FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—A Replacement of FASB Statement No. 162, (now codified within ASC 105, Generally Accepted Accounting Principles ("ASC 105")). ASC 105 establishes the Codification as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. All guidance contained in the Codification carries an equal level of authority. Following this statement, FASB will not issue new standards in the form of statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates, which will serve only to: (1) update the Codification; (2) provide background information about the guidance; and (3) provide the bases for conclusions on the change(s) in the Codification. ASC 105 will be effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Codification supersedes all existing non-SEC accounting and reporting standards. The adoption of ASC 105 will not have an impact on the Company's consolidated results of operations or financial position.

 In May 2009, FASB issued SFAS No. 165, Subsequent Events, (now codified within ASC 855, Subsequent Events ("ASC 855")). ASC 855 establishes the general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 will be effective for the Company on April 1, 2009. The Company does not expect the adoption of ASC 855 will have a material impact on the Company's consolidated results of operations or financial position.

In April 2009, FASB issued Staff Position ("FSP") No. 115-2 and FSP 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (now codified within ASC 320, Investments—Debt and Equity Securities ("ASC 320")). ASC 320 provides greater clarity about the credit and noncredit component of an other-than-temporary impairment event and more effectively communicates when an other-than-temporary impairment event has occurred. ASC 320 amends the other-than-temporary impairment model for debt securities. The impairment model for equity securities was not affected. Under ASC 320, an other-than-temporary impairment must be recognized through earnings if an investor has the intent to sell the debt security or if it is more likely than not that the investor will be required to sell the debt security before recovery of its amortized cost basis. This standard will be effective for interim periods ending after June 15, 2009. The adoption of ASC 320 will not have a material impact on the Company's consolidated results of operations or financial position.

 In April 2009, FASB issued FSP 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (now codified within ASC 820, Fair Value Measurements and Disclosures). ASC 820 provides guidelines for making fair value measurements more consistent and provides additional authoritative guidance in determining whether a market is active or inactive and whether a transaction is distressed. ASC 820 is applied to all assets and liabilities (i.e., financial and non-financial) and requires enhanced disclosures. This standard will be effective for periods ending after June 15, 2009. The Company does not expect the adoption of ASC 820 will have a material impact on the Company's consolidated results of operations or financial position.

 In April 2009, FASB issued FSP 107-1 and Accounting Principles Board 28-1, Interim Disclosures about Fair Value of Financial Instruments (now codified within ASC 825, Financial Instruments ("ASC 825")). ASC 825 requires disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements. ASC 825 will be effective for interim periods ending after June 15, 2009. The adoption of ASC 825 will not have a material impact on the Company's consolidated results of operations or financial position.

In June 2008, FASB issued Staff Position—Emerging Issues Task Force 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (now codified within ASC 260, Earnings Per Share ("ASC 260")). Under ASC 260, unvested share based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. ASC 260 will be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years and requires retrospective application. The adoption of ASC 260 will not have a material impact on the Company's earnings per share calculations.

In April 2008, FASB issued FSP 142-3, Determination of the Useful Life of Intangible Assets (now codified within ASC 350, Intangibles—Goodwill and Other ("ASC 350")). ASC 350 provides guidance for determining the useful life of a recognized intangible asset and requires enhanced disclosures so that users of financial statements are able to assess the extent to which the expected future cash flows associated with the asset are affected by our intent and/or ability to renew or extend the arrangement. ASC 350 was effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of ASC 350 on July 1, 2009 will not impact the Company's consolidated results of operations or financial position.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (now codified within ASC 815, Derivatives and Hedging ("ASC 815")). ASC 815 requires enhanced disclosures about an entity's derivative and hedging activities aimed at improving the transparency of financial reporting. ASC 815 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of ASC 815 will not have any impact on the Company's consolidated results of operations or financial position.
In December 2007, FASB issued SFAS No. 141(R), Business Combinations (now codified within ASC 805, Business Combinations ("ASC 805")). ASC 805 establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the fair value of identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date. ASC 805 significantly changes the accounting for business combinations in a number of areas, including the treatment of contingent consideration, preacquisition contingencies, transaction costs and restructuring costs. In addition, under ASC 805, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. The provisions of this standard will apply to any acquisitions we complete on or after December 15, 2008.

In December 2007, FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 (now codified within ASC 810, Consolidation ("ASC 810")). ASC 810 changes the accounting and reporting for minority interests, which is recharacterized as noncontrolling interests and classified as a component of equity. This new consolidation method significantly changes the accounting for transactions with minority interest holders. The provisions of ASC 810 were applied to all noncontrolling interests prospectively, except for the presentation and disclosure requirements, which were applied retrospectively to all periods presented and have been disclosed as such in our consolidated financial statements herein. ASC 810 became effective for fiscal years beginning on or after December 15, 2008. The Company will adopt ASC 810 effective July 1, 2009. The adoption of ASC 810 is not expected to have an initial material impact on the Company’s consolidated results of operations or financial position.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements (now codified within ASC 820). ASC 820 provides guidance for using fair value to measure assets and liabilities. Under ASC 820, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The guidance within ASC 820 became effective for financial statements issued for fiscal years beginning after November 15, 2007; however, the FASB provided a one year deferral for implementation of the standard for non-recurring, non-financial assets and liabilities. The Company will adopt ASC 820 for non-financial assets and non-financial liabilities effective July 1, 2009, the Company does not expect any effect on its consolidated results of operations or financial position.

NOTE D—IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of its equipment or leasehold improvements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 360.  Pursuant to ASC 360, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization shall be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent that the carrying amount exceeds the asset's fair value. Assets to be disposed of and related liabilities would be separately presented in the consolidated balance sheet. Assets to be disposed of would be reported at the lower of the carrying value or fair value less costs to sell and would not be depreciated.  There was no impairment as of December 31, 2008 or 2009.

NOTE E—INVENTORY

All inventories are stated at the lower of cost or market using the first-in, first-out method of valuation.

The Company's inventories at December 31, 2009 and 2008 consists entirely of finished goods.

NOTE F—PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2009 and 2008 consisted of the following:

	2009	2008	Estimated Useful Life
Equipment	$181,424	$163,957	5 years
Automobiles	40,216	40,216	5 years
Subtotal	221,640	204,173
Accumulated Depreciation	(156,175)	(123,693)
	$65,465	$80,480

Depreciation expense was $32,769 and $43,177 for the years ended December 31, 2009 and 2008, respectively.

NOTE G— OTHER ASSETS

The intangible assets total $72,530 and consist of $4,320 in capitalized trademark costs and $68,210 related to the contribution of the e-commerce platform contributed by a former shareholder. Accumulated amortization is $70,346 and $70,058 for the years ended December 31, 2009 and 2008, respectively.

NOTE H— LINE OF CREDIT

On May 19, 2006, the Company entered into a loan agreement for a line of credit with a commercial bank with a limit of $50,000.  Borrowings under the agreement bear interest at 3% above prime rate and was 6.25% at December 31, 2008 and 2009. The line of credit is payable monthly, fully amortized over three years.  On May 31, 2007, the line of credit was increased to $100,000 and the due date was extended to May 31, 2010.  The line of credit is personally guaranteed by the President and CEO of the Company.  At December 31, 2009 and 2008, the balance owed under the line of credit was $38,433 and $67,071, respectively.

Management believes cash flows generated from operations, along with current cash and investments as well as borrowing capacity under the line of credit and other credit facilities should be sufficient to finance capital requirements required by operations. If new business opportunities do arise, additional outside funding may be required.

NOTE I – NOTES PAYABLE – RELATED PARTIES

On October 25, 2006, a director and minority shareholder, Dmitrii Spetetchii, loaned the Company $120,000. The loan was to repaid in 14 monthly installments of $10,000 each, beginning November 30, 2006. The agreed monthly payments were not made and $41,000 was repaid on the first anniversary. The balance as of December 31, 2008 and 2009 was $79,000.

The President, director and majority shareholder, Fyodor Petrenko has made multiple loans to the Company since January 11, 2005 totaling $283,017.  The balance on these loans as of December 31, 2008 was $272,152 and $283,017 as of December 31, 2009.

NOTE J—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its facility under a five year operating lease which was signed in July 2007 and expires March 31, 2011.  The monthly rent expense is $10,699, and includes a common area maintenance charge of $3,400.  The common area maintenance charge is subject to a yearly adjustment based on inflation in the tri-state area of New York, New Jersey and Connecticut.  The rent expense under this lease for the years ended December 31, 2009 and 2008 was $129,659 and $129,420, respectively.

Future minimum lease payments under non-cancelable operating leases at December 31, 2009 are as follows:

Year ending December 31,
2010	$128,388
2011	32,097

Total minimum lease payments	$160,485

NOTE K – INCOME TAXES

The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No.48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.”  As of December 31, 2008 and 2009, there was no significant liability for income tax associated with unrecognized tax benefits.

With few exceptions, the Company is no longer subject to U.S. federal, state, and local, and non-U.S. income tax examination by tax authorities for tax years before 2003.

NOTE K— SUBSEQUENT EVENTS

None.